CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form SB-2 Registration Statement of China Natural Gas, Inc. and subsidiaries of our report dated March 12, 2007, on our audits of the financial statements of China Natural Gas, Inc. as of December 31, 2006 and the results of their operations and cash flows for the two years then ended, and the reference to us under the caption “Experts”.

KABANI & COMPANY, INC.
Los Angeles, California

November 27, 2007